Exhibit 99.1
Eastern Bankshares, Inc. Announces New Share Repurchase Program

BOSTON, MA, September 7, 2022 – Eastern Bankshares, Inc. (“Eastern” or the “Company”) (Nasdaq Global Select Market: EBC), the stock holding company for Eastern Bank, today announced that it has received regulatory non-objection to proceed with a new share repurchase program, under which the Company is authorized to purchase up to 8,900,000 shares, representing approximately 5% of Eastern’s shares of common stock now outstanding. The repurchase program, which is limited to $200 million through August 31, 2023, may be modified or terminated by the Board of Directors of the Company at any time.

Eastern expects to begin purchasing shares under the new repurchase program later this month after the Company purchases the shares remaining under its existing repurchase program. As previously announced, Eastern received regulatory non-objection in November 2021 for its inaugural share repurchase program, under which it was authorized to purchase up to 9,337,900 shares for up to $225 million over a 12-month period. The Company began repurchasing shares under that program in December 2022, and through September 6, 2022, it had repurchased 9,128,753 shares for an aggregate purchase price of $182 million.

Under the new repurchase authorization, share repurchases may occur in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Repurchases will be made at management’s discretion from time to time at prices management considers to be attractive and in the best interests of both Eastern and its shareholders, subject to the availability of shares, general market conditions, the trading price of the shares, alternative uses for capital, and Eastern’s financial performance. Repurchases under this authorization may be suspended, terminated or modified by Eastern at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate by management in its discretion. Eastern is not obligated to repurchase any particular number of shares under the program.

Forward Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about Eastern’s intent to purchase shares under share repurchase programs. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. These forward-looking statements represent Eastern’s expectations as of the date of this press release. These forward-looking statements are also subject to the risks and uncertainties applicable to Eastern’s business generally that are disclosed in Eastern’s 2021 Annual Report on Form 10-K, as may be updated by the applicable company’s Quarterly Reports on Form 10-Q. Eastern’s SEC filings are accessible on the SEC’s website at www.sec.gov and on its corporate website at investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Eastern specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing either company’s views as of any date subsequent to the date hereof.

About Eastern Bankshares, Inc. and Eastern Bank
Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern

Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2022, Eastern Bank had approximately $22 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

Media contact:
Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

Investor contact:
Jill Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

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